Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information reflects the historical financial statements of SandRidge Energy, Inc. (“SandRidge”) and Dynamic Offshore Resources, LLC (“Dynamic”), each as adjusted for certain acquisition or divesture transactions, and further adjusted to give effect to (i) the acquisition of Dynamic by SandRidge and SandRidge’s issuance of approximately 74.0 million shares of SandRidge common stock and $750.0 million aggregate principal amount of 8.125% Senior Notes due 2022, herein referred to as the financing transactions, to fund the Dynamic acquisition and (ii) the conveyance of royalty interests in certain oil and natural gas properties (the “Mississippian Trust II Royalty Interests”) to SandRidge Mississippian Trust II by SandRidge. These transactions are described further below.

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Dynamic Acquisition. On April 17, 2012, SandRidge completed its acquisition of Dynamic, a Delaware limited liability company, for approximately $1.2 billion, comprised of approximately $680.0 million in cash and approximately 74.0 million shares of SandRidge common stock, referred to herein as the Dynamic Acquisition. Dynamic is an oil and natural gas exploration, development and production company with operations in the Gulf of Mexico.

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8.125% Senior Notes due 2022. On April 17, 2012, concurrent with the closing of the Dynamic Acquisition, SandRidge issued $750.0 million aggregate principal amount of 8.125% Senior Notes due 2022 (the “8.125% Senior Notes”). Net proceeds from the offering were approximately $730.1 million after deducting offering expenses, and were used primarily to finance the cash portion of the Dynamic Acquisition.

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SandRidge Mississippian Trust II. On April 23, 2012, SandRidge Mississippian Trust II (the “Mississippian Trust II”), a newly formed Delaware statutory trust, completed its initial public offering of 29,900,000 common units representing beneficial interests in the Mississippian Trust II. Net proceeds to the Mississippian Trust II, after underwriting discounts and commissions, were $590.2 million. Concurrent with the closing, SandRidge conveyed the Mississippian Trust II Royalty Interests to the Mississippian Trust II in exchange for the net proceeds of the Mississippian Trust II’s initial public offering, which were further reduced by $3.1 million for a structuring fee paid to certain of the underwriters, and 19,825,000 units (7,393,750, common units and 12,431,250, subordinated units) representing approximately 39.9% of the beneficial interest in the Mississippian Trust II. The Mississippian Trust II Royalty Interests are in certain existing wells and wells to be drilled on oil and natural gas properties leased by SandRidge in the Mississippian formation in northern Oklahoma and southern Kansas within an area of mutual interest. SandRidge intends to use the net proceeds from the offering for general corporate purposes, which may include the funding of its drilling program.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 is based on the unaudited statements of operations of SandRidge for the six months ended June 30, 2012 and Dynamic for the period from January 1, 2012 through April 17, 2012 and includes pro forma adjustments to give effect to the Dynamic Acquisition, the financing transactions and the Mississippian Trust II Royalty Interests conveyance as if those transactions occurred on January 1, 2011. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 is based on the audited statements of operations of SandRidge and Dynamic for the year ended December 31, 2011, as further discussed below, and includes pro forma adjustments to give effect to the Dynamic Acquisition and the financing transactions as if they occurred on January 1, 2011.

SandRidge’s historical results for the year ended December 31, 2011 have been adjusted on a pro forma basis to give effect to (i) its conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II (as described above), (ii) the sale of certain producing properties located in eastern Texas (the “East Texas Properties”) and (iii) its conveyance of royalty interests in certain oil and natural gas properties located in Andrews County, Texas (the “Permian Trust Royalty Interests”) to SandRidge Permian Trust. SandRidge’s historical results for the year ended December 31, 2011 have also been adjusted to give effect to SandRidge’s July 2010 acquisition of Arena Resources, Inc. (“Arena”), including all related adjustments, as if they had occurred prior to 2011. The sale of the East Texas Properties, the conveyance of the Permian Trust Royalty Interests and the acquisition of Arena are described further below.

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East Texas Sale. On November 14, 2011, SandRidge sold producing properties located on over 23,000 net acres in Gregg, Harrison, Rusk and Panola counties in Texas for an agreed upon price of $231.0 million (“East Texas Sale”).

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SandRidge Permian Trust. On August 16, 2011, SandRidge Permian Trust (the “Permian Trust”) completed its initial public offering of 34,500,000 common units representing beneficial interests in the Permian Trust. Net proceeds to the Permian Trust, after certain offering expenses, were $580.6 million. Concurrent with the closing, SandRidge conveyed the Permian Trust Royalty Interests to the Permian Trust in exchange for the net proceeds of the Permian Trust’s initial public offering and 18,000,000 units (4,875,000 common units and 13,125,000 subordinated units), representing approximately 34.3% of the beneficial interest in the Permian Trust. The Permian Trust Royalty Interests conveyed to the Permian Trust are in certain oil and natural gas properties located in the Central Basin Platform of the Permian Basin in Andrews County, Texas and entitle the Permian Trust to a percentage of the proceeds from the sale of oil, natural gas and natural gas liquids production from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest. SandRidge used a portion of the net proceeds from the offering to repay borrowings under its senior credit facility and for general corporate purposes.

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Arena Acquisition. On July 16, 2010, SandRidge completed the acquisition of all of the outstanding shares of common stock of Arena, referred to herein as the Arena Acquisition. In connection with the acquisition, SandRidge paid $4.50 in cash and issued 4.7771 shares of SandRidge common stock for each share of Arena common stock outstanding for a total value per share of $35.79, based upon the $6.55 closing price of SandRidge common stock on July 16, 2010, the closing date of the acquisition. The consideration received by Arena shareholders was valued at $1.4 billion in the aggregate. SandRidge was the surviving parent company after completion of the acquisition. Arena was an oil and natural gas exploration, development and production company with operations in Texas, Oklahoma, Kansas and New Mexico. In the second quarter of 2011, SandRidge completed its valuation of assets acquired and liabilities assumed related to the acquisition of Arena.

Dynamic’s historical consolidated statement of operations for the year ended December 31, 2011 has also been adjusted on a pro forma basis to give effect to its acquisition of certain oil and natural gas interests in the Gulf of Mexico as described further below.

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XTO Acquisition. On August 31, 2011, Dynamic acquired certain oil and natural gas interests in the Gulf of Mexico from XTO Offshore Inc. and other related subsidiaries of ExxonMobil Corporation (“Exxon”) for $173.5 million (the “XTO Acquisition”). The properties acquired comprise substantially all of the Gulf of Mexico assets that Exxon acquired as part of its acquisition of XTO Energy, Inc. in 2010 (the “XTO Acquisition Properties”).

The pro forma adjustments reflecting: (i) SandRidge’s conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II, (ii) SandRidge’s sale of the East Texas Properties, (iii) SandRidge’s conveyance of the Permian Trust Royalty Interests to the Permian Trust, (iv) final adjustments recorded in 2011 related to SandRidge’s Arena Acquisition, (v) Dynamic’s acquisition of the XTO Acquisition Properties and (vi) the Dynamic Acquisition under the acquisition method of accounting include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these unaudited pro forma condensed combined financial statements were prepared. SandRidge believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the Dynamic Acquisition. Additionally, the unaudited pro forma condensed combined statements of operations exclude the impact of non-recurring expenses SandRidge and Dynamic have incurred or will incur as a result of the acquisition and related financing, primarily non-capitalizable banking and legal fees, the bargain purchase gain, and an income tax benefit resulting from a partial release of the valuation allowance on SandRidge’s deferred tax asset. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 also excludes certain nonrecurring adjustments recorded in 2011 relating to SandRidge’s July 2010 acquisition of Arena.

The unaudited pro forma condensed combined financial information is for informational purposes only and is not intended to represent or to be indicative of the results that actually would have occurred had the transactions described above been completed as of the dates set forth in this unaudited pro forma condensed combined financial information and should not be taken as indicative of SandRidge’s future combined results of operations or financial position. Actual results may differ significantly from that reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and actual results. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge’s Quarterly Report on Form 10-Q for the six months ended June 30, 2012 and Annual Report on Form 10-K for the year ended December 31, 2011, the Permian Trust’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012 and Annual Report on

Form 10-K for the year ended December 31, 2011, the Mississippian Trust II’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012, Dynamic’s financial statements and related notes for the year ended December 31, 2011 included in SandRidge’s current report on Form 8-K filed on April 9, 2012 and for the three months ended March 31, 2012 included in SandRidge’s current report on Form 8-K filed on May 18, 2012 and other information that SandRidge has filed with the SEC.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2012

	SandRidge Historical	Dynamic Historical (January 1- April 17, 2012)	Dynamic Acquisition Pro Forma Adjustments		SandRidge as Adjusted for Dynamic Acquisition	SandRidge Mississippian Trust II Pro Forma Adjustments	SandRidge Pro Forma Combined
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$771,123	$173,588	$1,229	(a)	$945,940	$—	$945,940
Drilling and services	62,941	—	—		62,941	—	62,941
Midstream and marketing	17,158	—	—		17,158	—	17,158
Other	8,847	3,117	—		11,964	—	11,964

Total revenues	860,069	176,705	1,229		1,038,003	—	1,038,003

Expenses
Production	205,791	48,721	17,697	(b)	272,209	—	272,209
Production taxes	23,255	—	752	(b)	24,007	—	24,007
Drilling and services	36,802	—	—		36,802	—	36,802
Midstream and marketing	16,513	—	—		16,513	—	16,513
Exploration	—	2,864	(2,864	)(c)	—	—	—
Depreciation and depletion — oil and natural gas	226,326	55,177	(1,905	)(d)
			(177	)(e)	279,421	—	279,421
Depreciation, depletion and amortization — other	29,860	—	—		29,860	—	29,860
Accretion of asset retirement obligation	10,572	—	5,360	(b)
			1,911	(f)	17,843	—	17,843
General and administrative	112,017	9,989	(3,250	)(g)
			(12,421	)(h)	106,335	250 (o)	106,585
Gain on derivative contracts	(415,204)	—	28,922	(b)	(386,282)	—	(386,282)
Loss on sale of assets	3,380	—	—		3,380	—	3,380
Other operating	—	25,116	(23,809	)(b)
			(1,307	)(i)	—	—	—

Total expenses	249,312	141,867	8,909		400,088	250	400,338

Income from operations	610,757	34,838	(7,680)		637,915	(250)	637,665

Other income (expense)
Interest expense	(135,534)	(6,633)	6,633	(j)
			(18,112	)(j)
			(501	)(j)
			10,875	(k)	(143,272)	—	(143,272)
Bargain purchase gain	124,446	—	(124,446	)(m)	—	—	—
Loss on derivative contracts	—	(28,922)	28,922	(b)	—	—	—
Other income (expense), net	2,387	(3,387)	—		(1,000)	—	(1,000)

Total other expense	(8,701)	(38,942)	(96,629)		(144,272)	—	(144,272)

Income (loss) before income taxes	602,056	(4,104)	(104,309)		493,643	(250)	493,393
Income tax benefit	(103,587)	(923)	104,251	(l)	(259)	—	(259)

Net income (loss)	705,643	(3,181)	(208,560)		493,902	(250)	493,652
Less: net income attributable to noncontrolling interest	100,958	—	—		100,958	11,910 (p)	112,868

Net income (loss) attributable to SandRidge Energy, Inc.	604,685	(3,181)	(208,560)		392,944	(12,160)	380,784
Preferred stock dividends	27,763	—	—		27,763	—	27,763

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$576,922	$(3,181)	$(208,560)		$365,181	$(12,160)	$353,021

Earnings per share available to SandRidge Energy, Inc. common stockholders
Basic	$1.34				$0.77		$0.74

Diluted	$1.14				$0.68		$0.66

Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	430,802		43,890	(n)	474,692		474,692

Diluted	530,378		43,890	(n)	574,268		574,268

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	SandRidge Pro Forma Historical (Note 3)	Dynamic Pro Forma Historical (Note 4)	Pro Forma Adjustments		SandRidge Pro Forma Combined
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$1,187,259	$616,420	(16,496	)(b)
			(3,050	)(a)	$1,784,133
Drilling and services	103,298	—	—		103,298
Midstream and marketing	66,690	—	—		66,690
Other	18,431	—	16,496	(b)	34,927

Total revenues	1,375,678	616,420	(3,050)		1,989,048

Expenses
Production	309,367	133,094	58,087	(b)	500,548
Production taxes	44,850	—	797	(b)	45,647
Drilling and services	65,654	—	—		65,654
Midstream and marketing	66,007	—	—		66,007
Exploration expense	—	15,085	(15,085	)(c)	—
Depreciation and depletion – oil and natural gas	311,306	203,457	(18,357	)(d)
			(10,851	)(e)	485,555
Depreciation and amortization – other	53,630	—	—		53,630
Accretion of asset retirement obligations	9,368	—	15,028	(b)
			7,443	(f)	31,839
Impairment	2,825	—	—		2,825
General and administrative	150,143	24,400	(9,279	)(g)	165,264
Gain on derivative contracts	(44,075)	—	(43,734	)(b)	(87,809)
Gain on sale of assets	(2,044)	—	(19	)(b)	(2,063)
Other operating	—	84,124	(73,893	)(b)
			(10,231	)(i)	—

Total expenses	967,031	460,160	(100,094)		1,327,097

Income from operations	408,647	156,260	97,044		661,951

Other income (expense)
Interest expense	(234,200)	(13,007)	13,007	(j)
			(60,938	)(j)
			(1,688	)(j)	(296,826)
Loss on extinguishment of debt	(38,232)	—	—		(38,232)
Gain on derivative contracts	—	43,734	(43,734	)(b)	—
Bargain purchase gain	—	282	—		282
Other income (expense), net	970	(145)	—		825

Total other (expense) income	(271,462)	30,864	(93,353)		(333,951)

Income before income taxes	137,185	187,124	3,691		328,000
Income tax expense (benefit)	377	(5,359)	5,359	(l)	377

Net income	136,808	192,483	(1,668)		327,623
Less: net income attributable to noncontrolling interest	97,547	460	—		98,007

Net income attributable to SandRidge Energy, Inc.	39,261	192,023	(1,668)		229,616

Preferred stock dividends	55,583	—	—		55,583

(Loss applicable) income available to SandRidge Energy, Inc. common stockholders	$(16,322)	$192,023	$(1,668)		$174,033

(Loss) earnings per share
Basic	$(0.04)				$0.37

Diluted	$(0.04)				$0.36

Weighted average number of common shares outstanding
Basic	398,851		73,759	(n)	472,610

Diluted	398,851		81,553	(n)	480,404

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

On February 1, 2012, SandRidge Energy, Inc. (“SandRidge”) and Dynamic Offshore Holding, LP (the “Seller”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) for SandRidge to acquire 100% of the outstanding equity interests of Dynamic Offshore Resources, LLC (“Dynamic”), a Delaware limited liability company and wholly-owned subsidiary of the Seller. On April 17, 2012, SandRidge completed its acquisition of Dynamic (the “Dynamic Acquisition”) for approximately $1.2 billion, comprised of approximately $680.0 million in cash and approximately 74.0 million shares of SandRidge’s common stock. Dynamic is an oil and natural gas exploration, development and production company with operations in the Gulf of Mexico.

In conjunction with the Equity Purchase Agreement, SandRidge secured $725.0 million in committed financing (the “Bridge Loan”) from Bank of America, Merrill Lynch, SunTrust Robinson Humphrey and The Royal Bank of Scotland plc that was available for SandRidge’s use to fund the cash portion of the Dynamic purchase price. SandRidge incurred a $10.9 million fee in connection with securing the Bridge Loan. Rather than using the Bridge Loan, however, SandRidge issued $750.0 million of 8.125% Senior Notes due 2022 (the “8.125% Senior Notes”) on April 17, 2012 to primarily fund the cash portion of the Dynamic purchase price. The pro forma effects of the 8.125% Senior Notes and common stock issuance, herein referred to as the financing transactions, have been reflected in the pro forma adjustments.

On April 23, 2012, SandRidge Mississippian Trust II (the “Mississippian Trust II”), a newly formed Delaware statutory trust, completed its initial public offering (“IPO”) of 29,900,000 common units representing beneficial interests in the Mississippian Trust II. Net proceeds to the Mississippian Trust II, after underwriting discounts and commissions, were $590.2 million. Concurrent with the closing, SandRidge conveyed certain royalty interests to the Mississippian Trust II in exchange for the net proceeds of the Mississippian Trust II’s IPO, which were further reduced by $3.1 million for a structuring fee paid to certain of the underwriters, and 19,825,000 units (7,393,750 common units and 12,431,250 subordinated units) representing approximately 39.9% of the beneficial interest in the Mississippian Trust II. The royalty interests conveyed to the Mississippian Trust II are in certain existing wells and wells to be drilled on oil and natural gas properties leased by SandRidge in the Mississippian formation in northern Oklahoma and southern Kansas within an area of mutual interest (the “Mississippian Trust II Royalty Interests”).

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 is based on the unaudited statements of operations of SandRidge for the six months ended June 30, 2012 and Dynamic for the period from January 1, 2012 through April 17, 2012 and includes pro forma adjustments to give effect to the Dynamic Acquisition, the financing transactions and the Mississippian Trust II Royalty Interests conveyance as if those transactions occurred on January 1, 2011. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 is based on the audited statements of operations of SandRidge and Dynamic for the year ended December 31, 2011 and includes pro forma adjustments to give effect to the acquisition of Dynamic by SandRidge and the financing transactions as if they had occurred on January 1, 2011. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2012 and year ended December 31, 2011 exclude the impact of nonrecurring expenses SandRidge and Dynamic have incurred or will incur as a result of the acquisition and related financings, primarily banking and legal fees, the bargain purchase gain, and an income tax benefit resulting from a partial release of the valuation allowance on SandRidge’s deferred tax asset. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 also excludes certain nonrecurring adjustments recorded in 2011 relating to SandRidge’s July 2010 acquisition of Arena Resources, Inc. (“Arena”). SandRidge’s historical results for the year ended December 31, 2011 have been adjusted on a pro forma basis to give effect to (i) its conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II , (ii) the sale of certain producing properties located in eastern Texas (the “East Texas Properties”) and (iii) its conveyance of the SandRidge Permian Trust Royalty Interests (the “Permian Trust Royalty Interests”) to the SandRidge Permian Trust (the “Permian Trust”). SandRidge’s historical results for the year ended December 31, 2011 have also been adjusted to give effect to final adjustments recorded in 2011 by SandRidge with respect to its July 2010 acquisition of Arena as if they had occurred prior to 2011. See Note 3 to the unaudited pro forma condensed combined financial statements for further discussion of these pro forma adjustments to the SandRidge historical statement of operations. Dynamic’s historical consolidated statement of operations for the year ended December 31, 2011 has also been adjusted on a pro forma basis to give effect to Dynamic’s 2011 acquisition of certain oil and natural gas interests in the Gulf of Mexico. See Note 4 to the unaudited pro forma condensed combined financial statements for further discussion of these pro forma adjustments to the Dynamic historical statement of operations.

SandRidge believes that the assumptions used in the preparation of these unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge’s Quarterly Report on Form 10-Q for the six months ended June 30, 2012 and Annual Report on Form 10-K for the year ended December 31, 2011, the Permian Trust’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012 and Annual Report on Form 10-K for the year ended December 31, 2011, the Mississippian Trust II’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012, Dynamic’s financial statements and related notes for the year ended December 31, 2011 included in SandRidge’s current report on Form 8-K filed on April 9, 2012 and for the three months ended March 31, 2012 included in SandRidge’s current report on Form 8-K filed on May 18, 2012 and other information that SandRidge has filed with the SEC.

Consolidation of the Trusts by SandRidge. In accordance with Accounting Standards Codification Topic 810, including the guidance in Accounting Standards Update 2009-17, SandRidge consolidates the activities of variable interest entities of which it is the primary beneficiary. SandRidge has determined that it is the primary beneficiary of the Permian Trust and began consolidating the activities of the Permian Trust with its results beginning in August 2011. Additionally, SandRidge has determined that it is the primary beneficiary of the Mississippian Trust II and began consolidating the activities of the Mississippian Trust II with its results beginning in April 2012. In consolidation, the royalty trust net income attributable to common units of the royalty trusts owned by third parties is reflected as noncontrolling interest. Accordingly, the pro forma impact of the Permian and Mississippian Trust II Royalty Interest conveyances primarily are limited to giving effect to noncontrolling interest accounting.

Note 2. Pro Forma Adjustments – Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations:

(a)	Adjustment to reverse the impact on revenues related to natural gas imbalances recorded by Dynamic under the entitlement method. SandRidge uses the sales method of accounting for natural gas imbalances.

(b)	Adjustments to align the presentation of Dynamic’s revenues and expenses based on the statement of operations line items and presentation utilized by SandRidge.

(c)	Adjustment to eliminate expense related to unsuccessful exploration costs, geological and geophysical costs and delay rentals attributable to the development of oil and natural gas properties from Dynamic’s historical financial statements in accordance with the full cost method of accounting for oil and natural gas properties. SandRidge follows the full cost method of accounting for oil and natural gas properties while Dynamic followed the successful efforts method of accounting for oil and natural gas properties prior to its acquisition by SandRidge. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases, abandonment costs and general and administrative expenses directly related to exploration and development activities.

(d)	Adjustment to depreciation and depletion resulting from the pro forma calculation of the combined entity’s depletion expense under the full cost method of accounting for oil and natural gas properties. The pro forma depletion adjustment utilizes a depletion rate of $15.82 and $15.76 per Boe for the six months ended June 30, 2012 and year ended December 31, 2011, respectively. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, related equipment and facilities are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.

(e)	Adjustment to eliminate the impairment of oil and natural gas properties recorded by Dynamic under the successful efforts method of accounting.

(f)	Adjustment to Dynamic’s accretion expense due to changes in the asset retirement obligation as a result of calculating the obligation based upon SandRidge’s discount rate.

(g)

Adjustment to capitalize a portion of Dynamic’s general and administrative expenses as allowed under the full cost method, using SandRidge’s historical capitalization rates of approximately 33% and 38% for the period from January 1 through April 17th, 2012 and the year ended December 31, 2011, respectively.

(h)	Adjustment to eliminate non-recurring transaction costs related to the acquisition, which were included in SandRidge’s historical statement of operations for the six months ended June 30, 2012.

(i)	Adjustment to eliminate the loss on abandonment recorded by Dynamic under the successful efforts method of accounting. Under full cost accounting, any differences between the recorded asset retirement obligation and actual plugging and abandonment costs are recorded as an adjustment to accumulated depletion.

(j)	Adjustment to eliminate historical interest expense on Dynamic’s debt, which was repaid at closing, record interest expense on the $750.0 million principal amount of 8.125% Senior Notes and amortize estimated debt issuance costs of $19.9 million related to the 8.125% Senior Notes over the term of the notes.

(k)	Adjustment to eliminate the non-recurring fee SandRidge incurred to secure the Bridge Loan, which was included in SandRidge’s historical statement of operations for the six months ended June 30, 2012.

(l)	Adjustment to reverse Dynamic’s income tax benefit. There was no pro forma income tax provision related to the acquisition of Dynamic due to SandRidge’s net deferred tax asset position and the corresponding full valuation allowance. A net deferred tax liability resulted from the difference between the estimated fair value and SandRidge’s tax basis in the assets acquired and the liabilities assumed. The net deferred tax liability also includes the effects of deferred tax assets associated with net operating losses and other tax attributes acquired through the Dynamic Acquisition. This net deferred tax liability was offset with SandRidge’s existing net deferred tax asset, resulting in the release of $103.3 million of valuation allowance against SandRidge’s existing net deferred tax asset, which is reflected in SandRidge’s historical statement of operations for the six months ended June 30, 2012. The release of the valuation allowance is considered non-recurring and therefore reversed in the pro forma adjustments for the six months ended June 30, 2012.

(m)	Adjustment to reverse the bargain purchase gain resulting from the Dynamic Acquisition. The bargain purchase gain is the excess fair value of net assets acquired over consideration paid and was included in SandRidge’s historical statement of operations for the six months ended June 30, 2012.

(n)	Adjustment to weighted average shares outstanding for the issuance of SandRidge common stock in conjunction with the Dynamic Acquisition.

(o)	The Mississippian Trust II’s general and administrative expenses are estimated at $1.3 million annually and include an annual administrative services fee of $0.3 million payable by the Mississippian Trust II to SandRidge that will be eliminated in consolidation. Adjustment to the Mississippian Trust II for the six months ended June 30, 2012 is net of amounts attributable to the Mississippian Trust II from April 23, 2012 to June 30, 2012 already reflected in the SandRidge historical results.

(p)	Reflects net income of the Mississippian Trust II attributable to the third-party beneficial ownership of 60.1%. Such amounts were estimated based on pro forma distributable income of the Mississippian Trust II of $27.7 million less estimated depletion of $7.9 million for the period from January 1, 2012 through April 23, 2012.

Note 3. SandRidge’s Unaudited Pro Forma Condensed Consolidated Statement of Operations

SandRidge’s unaudited pro forma condensed statement of operations for the year ended December 31, 2011 included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 gives effect to the following transactions:

•

SandRidge Mississippian Trust II. On April 23, 2012, the Mississippian Trust II completed its IPO. Concurrent with the closing, SandRidge conveyed the Mississippian Trust II Royalty Interests to the Mississippian Trust II in exchange for the net proceeds of the IPO and 19,825,000 units (7,393,750, common units and 12,431,250, subordinated units). See Note 1 for further discussion of the Mississippian Trust II IPO.

•

East Texas Sale. On November 14, 2011, SandRidge sold producing properties located on over 23,000 net acres in Gregg, Harrison, Rusk and Panola counties in Texas for an agreed upon price of $231.0 million (“East Texas Sale”).

•

SandRidge Permian Trust. On August 16, 2011, the Permian Trust completed its IPO of 34,500,000 common units representing beneficial interests in the Permian Trust. Net proceeds to the Permian Trust, after certain offering expenses, were $580.6 million. Concurrent with the closing, SandRidge conveyed the Permian Trust Royalty Interests to the Permian Trust in exchange for the net proceeds of the Permian Trust’s IPO and 18,000,000 units (4,875,000 common units and 13,125,000 subordinated units), representing approximately 34.3% of the beneficial interest in the Permian Trust.

•

Arena Acquisition. On July 16, 2010, SandRidge completed the acquisition of all of the outstanding shares of common stock of Arena. In connection with the acquisition, SandRidge paid $4.50 in cash and issued 4.7771 shares of SandRidge common stock for each share of Arena common stock outstanding for a total value per share of $35.79, based upon the $6.55 closing price of SandRidge common stock on July 16, 2010, the closing date of the acquisition. The consideration received by Arena shareholders was valued at $1.4 billion in the aggregate. SandRidge was the surviving parent company after completion of the acquisition. In the second quarter of 2011, SandRidge completed its valuation of assets acquired and liabilities assumed related to the Arena Acquisition.

The unaudited pro forma condensed statement of operations for the year ended December 31, 2011 is based on the audited statement of operations of SandRidge for the year ended December 31, 2011, and includes pro forma adjustments to give effect to SandRidge’s conveyance of the Permian Trust Royalty Interests to the Permian Trust, the East Texas Sale and the conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II as if those transactions occurred on January 1, 2011, and to reflect the effects of final adjustments for the Arena Acquisition. SandRidge believes that the assumptions used provide a reasonable basis for presenting the effects directly attributable to these transactions.

SandRidge Energy, Inc.

Unaudited Pro forma Condensed Historical Statement of Operations

Year Ended December 31, 2011

		Pro Forma Adjustments
				Dispositions
	SandRidge Historical	Arena Acquisition		SandRidge Permian Trust		East Texas Sale		SandRidge Mississippian Trust II		SandRidge Pro Forma Historical
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$1,226,794	—		—		$(39,535	)(f)	—		$1,187,259
Drilling and services	103,298	—		—		—		—		103,298
Midstream and marketing	66,690	—		—		—		—		66,690
Other	18,431	—		—		—		—		18,431

Total revenues	1,415,213	—		—		(39,535)		—		1,375,678

Expenses
Production	322,877	—		—		(13,510	)(f)	—		309,367
Production taxes	46,069	—		—		(1,219	)(f)	—		44,850
Drilling and services	65,654	—		—		—		—		65,654
Midstream and marketing	66,007	—		—		—		—		66,007
Depreciation and depletion — oil and natural gas	317,246	—		—		(5,940	)(g)	—		311,306
Depreciation and amortization — other	53,630	—		—		—		—		53,630
Accretion of asset retirement obligation	9,368	—		—		—		—		9,368
Impairment	2,825	—		—		—		—		2,825
General and administrative	148,643	—		500	(c)	—		1,000	(c)	150,143
Gain on derivative contracts	(44,075)	—		—		—		—		(44,075)
Gain on sale of assets	(2,044)	—		—		—		—		(2,044)

Total expenses	986,200	—		500		(20,669)		1,000		967,031

Income from operations	429,013	—		(500)		(18,866)		(1,000)		408,647

Other income (expense)
Interest expense	(237,332)	—		3,132	(d)	—		—		(234,200)
Loss on extinguishment of debt	(38,232)	—		—		—		—		(38,232)
Other income, net	3,122	(2,152	)(a)	—		—		—		970

Total other expense	(272,442)	(2,152)		3,132		—		—		(271,462)

Income before income taxes	156,571	(2,152)		2,632		(18,866)		(1,000)		137,185
Income tax (benefit) expense	(5,817)	6,247	(b)	—		(53	)(h)	—		377

Net income	162,388	(8,399)		2,632		(18,813)		(1,000)		136,808
Less: net income attributable to noncontrolling interest	54,323	—		26,612	(e)	—		16,612	(i)	97,547

Net income attributable to SandRidge Energy, Inc.	108,065	(8,399)		(23,980)		(18,813)		(17,612)		39,261
Preferred stock dividends	55,583	—		—		—		—		55,583

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$52,482	$(8,399)		$(23,980)		$(18,813)		$(17,612)		$(16,322)

Earnings (loss) per share
Basic	$0.13									$(0.04)

Diluted	$0.13									$(0.04)

Weighted average number of common shares outstanding
Basic	398,851									398,851

Diluted	406,645							(7,794	)(j)	398,851

(a)	Adjustment to reverse income amounts resulting from the final adjustment to liabilities established in the Arena Acquisition purchase price allocation that were reduced to zero based on final information received during the year ended December 31, 2011. Income from the settlement is considered non-recurring and therefore reversed in the unaudited pro forma condensed historical statement of operations.
(b)	Adjustment to reverse the release of a portion of SandRidge’s valuation allowance for the year ended December 31, 2011. A deferred tax liability resulted from the step-up in basis on the property acquired from Arena. This deferred tax liability was offset with SandRidge’s existing net deferred tax asset, resulting in the release of $7.0 million of valuation allowance against SandRidge’s existing net deferred tax asset for the year ended December 31, 2011. The $7.0 million valuation allowance release is presented net of $0.8 million of income tax expense related to the filing of Arena’s final tax returns. The release of the valuation allowance is considered non-recurring and therefore reversed in the unaudited pro forma condensed historical statement of operations for the year ended December 31, 2011.
(c)	The Permian Trust and Mississippian Trust II’s general and administrative expenses are each estimated at $1.3 million annually and include an annual administrative services fee of $0.3 million payable by each of the Permian Trust and Mississippian Trust II to SandRidge that will be eliminated in consolidation. Adjustment to the Permian Trust for the year ended December 31, 2011 is net of amounts attributable to the Permian Trust from August 16, 2011 to December 31, 2011 already reflected in the SandRidge historical results.

(d)	Adjustment to reflect reduction of interest expense due to repayment of amounts outstanding under SandRidge’s senior credit facility with proceeds from the Permian Trust’s initial public offering.
(e)	Reflects net income of the Permian Trust attributable to third-party beneficial ownership of 65.7%. Such amounts were estimated based on pro forma income of the Permian Trust of $89.8 million less estimated depletion of $15.7 million for the year ended December 31, 2011. Adjustment for the year ended December 31, 2011 is net of amounts attributable to the Permian Trust from August 16, 2011 to December 31, 2011 already reflected in the SandRidge historical results.
(f)	Adjustment to reduce oil and natural gas sales, production expense and production tax expense for amounts attributable to the East Texas Properties during the year ended December 31, 2011.
(g)	Adjustment to reduce depletion, using the unit of production method under the full cost method of accounting, and accretion expense for amounts attributable to the East Texas Properties during the year ended December 31, 2011.
(h)	Adjustment to income tax expense for income tax attributable to net revenues generated by the East Texas Properties during the year ended December 31, 2011. Adjustment was based upon the SandRidge consolidated effective income tax rate excluding the effects of adjustments to SandRidge’s valuation allowance caused by the Arena Acquisition discussed in (b) above.
(i)	Reflects net income of the Mississippian Trust II attributable to a third-party beneficial ownership of 60.1%. Such amounts were estimated based on pro forma distributable income of the Mississippian Trust II of $37.3 million less estimated depletion of $9.7 million for the year ended December 31, 2011.
(j)	Adjustment to the weighted average number of common shares outstanding – diluted based on pro forma loss applicable to SandRidge Energy, Inc. common stockholders.

Note 4. Dynamic Unaudited Pro Forma Condensed Statement of Operations

Dynamic’s unaudited statement of operations for the year ended December 31, 2011 included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 gives effect to its acquisition of certain oil and natural gas interests in the Gulf of Mexico from XTO Offshore Inc. and other related subsidiaries of ExxonMobil Corporation (“Exxon”) for $173.5 million on August 31, 2011 (the “XTO Acquisition”). The properties acquired comprise substantially all of the Gulf of Mexico assets that Exxon acquired as part of its acquisition of XTO Energy, Inc. in 2010.

Dynamic Offshore Resources, LLC

Unaudited Condensed Consolidated Pro Forma Statement of Operations

For the Year Ended December 31, 2011

	Dynamic Historical	XTO Acquisition	Pro Forma Adjustments		Dynamic Pro Forma Historical
	(In thousands, except per share amounts)
Revenues	$520,782	$95,638	$—		$616,420

Expenses
Production	113,487	19,607	—		133,094
Exploration expense	15,085	—	—		15,085
Depreciation, depletion and amortization	173,585	—	29,872	(a)	203,457
General and administrative expense	24,400	—	—		24,400
Other operating expense	77,505	4,125	2,494	(a)	84,124

Total expenses	404,062	23,732	32,366		460,160

Income from operations	116,720	71,906	(32,366)		156,260

Other income (expense)
Interest expense	(9,503)	—	(3,504	)(b)	(13,007)
Commodity derivative income	43,734	—	—		43,734
Bargain purchase gain	282	—	—		282
Other	(145)	—	—		(145)

Total other income	34,368	—	(3,504)		30,864

Income before income taxes	151,088	71,906	(35,870)		187,124
Income tax benefit	(5,359)	—	—		(5,359)

Net income	156,447	71,906	(35,870)		192,483
Less: net income attributable to noncontrolling interest	460	—	—		460

Net income attributable to Dynamic	$155,987	$71,906	$(35,870)		$192,023

(a)	Adjustment to reflect additional depreciation, depletion and amortization expense and accretion expense attributable to XTO Acquisition properties.
(b)	Adjustment to reflect additional interest expense incurred on $173.7 million in borrowings to fund the XTO Acquisition from January 1, 2011 to August 31, 2011, at an estimated annual rate of approximately 3.0%.